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                                                                    Exhibit 24.2

                                POWER OF ATTORNEY

                                       FOR

                      UBS PREFERRED FUNDING COMPANY LLC V,
                      UBS PREFERRED FUNDING COMPANY LLC VI,
                     UBS PREFERRED FUNDING COMPANY LLC VII,
                   UBS PREFERRED FUNDING COMPANY LLC VIII AND
                      UBS PREFERRED FUNDING COMPANY LLC IX

         Each of the undersigned directors of UBS Preferred Funding Company LLC V, UBS Preferred Funding Company LLC VI, UBS Preferred Funding Company LLC VII, UBS Preferred Funding Company LLC VIII and UBS Preferred Funding Company LLC IX hereby constitutes and appoints Niall O'Toole or Annelise Schwyter, acting jointly or severally, as attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, in any and all capacities, to sign the registration statement on Form F-3 relating to the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), of Noncumulative Trust Preferred Securities to be issued on a continuous basis by UBS Preferred Funding Trust V, UBS Preferred Funding Trust VI, UBS Preferred Funding Trust VII, UBS Preferred Funding Trust VIII and UBS Preferred Funding Trust IX, Noncumulative Company Preferred Securities to be issued by UBS Preferred Funding Company LLC V, UBS Preferred Funding Company LLC VI, UBS Preferred Funding Company LLC VII, UBS Preferred Funding Company LLC VIII and UBS Preferred Funding Company LLC IX, to sign any and all amendments to such registration statement, to sign any abbreviated registration statement filed pursuant to Rule 462(b) under the Securities Act and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.


               NAME                                 TITLE                              DATE

        /s/ CLAUDE MOSER                Chairman, President and
--------------------------------        Chief Executive Officer                   March 22, 2006
            Claude Moser

         /s/ PER DYRVIK                  Managing Director and                    March 22, 2006
--------------------------------               Treasurer
             Per Dyrvik

        /s/ NIALL O'TOOLE                Executive Director and                   March 22, 2006
--------------------------------               Secretary
            Niall O'Toole